EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 27, 2017 in the Amendment No. 1 to the Registration Statement (File No. 333-219513) and related Prospectus of Guggenheim Defined Portfolios, Series 1663.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
September 27, 2017